Consent of Independent Auditors


We consent to the use of our report dated April 5, 2006, with respect to the financial statements of Gavitec AG as of December 31, 2005 and 2004 and for the years then ended included in the Amendment No. 1 to Form 8-K filing dated May 9, 2006 incorporated by reference in the previously filed Registration Statements (Form S-8 No. 333-109778, Form S-8 No. 333-110189, Form SB-2/ Amendment 2 No.
333-110329,  Form SB-2 No. 333-114123,  Form S-4/ Amendment 6 No. 333-123848 and
Form S-3/ Amendment 4 No. 333-125239) of NeoMedia Technologies, Inc.





/s/ Ernst & Young AG

Mannheim, Germany

May 8, 2006